Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-67620 on Form S-4 of Office Depot, Inc. of our reports dated February 15, 2001 appearing in and incorporated by reference in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 30, 2000, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Miami, Florida
September 4, 2001